Exhibit 99.1

Newton Golf Reports Q1 2026 Results

CAMARILLO, CA, May 14, 2026 – Newton Golf Company, Inc. (NASDAQ: NWTG) (the “Company”), a technology-forward golf equipment company focused on physics-driven engineering, reported results for the first quarter ended March 31, 2026. All comparisons are to the same year-ago period unless otherwise noted.

Financial Highlights

●	Net sales totaled $991,000 for the first quarter of 2026 as the Company continued executing operational initiatives intended to support long-term manufacturing scalability, expanded product offerings, and future growth opportunities. These initiatives temporarily impacted shipment timing on certain customer orders during the quarter.

●	Direct-to-consumer (DTC) customer deposits totaled $0.9 million and open wholesale sales orders totaled $0.3 million at quarter end, which collectively represent $1.2 million of expected future revenue upon shipment of the related orders. The increase in customer deposits reflects continued customer demand, including advance payments associated with orders delayed during the manufacturing transition period.

●	Returning customer orders increased 47% to 1,253 for the three months ended March 31, 2026, compared to the same period last year, reflecting increased repeat purchasing activity.

●	Cash and cash equivalents totaled $593,000 at March 31, 2026, compared to $1.3 million at December 31, 2025. During the quarter, the Company entered into a securities purchase agreement for the sale in one or more closings of up to $2.0 million of convertible notes with a fixed conversion price of $1.60 and warrants to purchase shares of common stock at an exercise price of $1.75 per share. The first closing occurred on March 16, 2026, pursuant to which the Company issued to entities affiliated with a Company director a $500,000 convertible note that bears interest at a rate of 10% annually and matures in 18 months, along with a five-year warrant to purchase 50,000 shares of common stock. Subsequent to quarter end, the Company issued an additional $850,000 of convertible notes to unrelated third-party investors pursuant to the same financing arrangement. Management believes these financings, together with the Company’s existing ATM facility, provide additional flexibility to support working capital needs, operational scaling initiatives, and future growth opportunities while maintaining what management believes are relatively shareholder-aligned financing terms, including fixed conversion pricing and limited warrant coverage.

Q1 2026 Operational Highlights

●	Introduced the Fast Motion™ fairway wood shaft and hybrid shafts at the 2026 PGA Show, which are expected to launch commercially in the third quarter of 2026.

●	Signed an exclusive distribution agreement with VC Inc. (VOICE CADDIE), a leading provider of golf rangefinders and GPS devices based in the Republic of Korea, for wholesale and retail distribution in South Korea, the world’s third largest golf market.

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●	Expanded the Company’s professional club fitter network to approximately 235 accounts, an increase of 99% from the first quarter of 2025, strengthening the Company’s channel presence across the premium fitting market.

●	To support continued channel expansion, the Company also recently hired an East Coast sales manager focused on increasing engagement with professional club fitters, retailers, and regional distribution partners. Since joining the Company, the sales manager has already secured approximately 30 new customer accounts, which management believes reflects continued demand for the Newton Motion platform and supports the Company’s broader distribution growth initiatives. Management expects continued investment in regional sales coverage to support expanded engagement with professional club fitters and distribution partners as the Company scales its shaft platform.

●	Newton Golf’s Fast Motion shaft set the GUINNESS WORLD RECORDS™ Title for the fastest golf drive by Australian professional long-drive golfer Thomas Fliniks who achieved a ball speed of 235.1 mph and surpassed the prior record set in 2013.

●	More than 60 professional golfers currently play Newton Motion and Fast Motion shafts across PGA TOUR, PGA TOUR Champions, LPGA, and Korn Ferry Tours, supporting continued brand awareness and fitting adoption among golfers and professional club fitters.

●	Appointed John Bode to the Company’s board of directors. He brings more than two decades of senior financial leadership, operational oversight and public-company governance experience.

●	Appointed Company co-founder and CTO, Akinobu Yorihiro, as interim CEO. In addition, Company director, Brett Hoge, was appointed chairman of the board and will continue to serve as a member of the board in his capacity as chairman.

●	Expanded the role of Chief Financial Officer Jeff Clayborne, effective January 30, 2026, to also serve as Chief Operating Officer. In his expanded role, he oversees the Company’s manufacturing and operational functions supporting the scaling of its manufacturing and operational platform.

Management Commentary

“During the quarter, we executed operational and manufacturing initiatives intended to support long-term production scalability, product consistency, and future growth opportunities as the Company continues expanding the Newton Motion platform across additional product categories and distribution channels,” said Newton Golf interim CEO and CTO, Akinobu Yorihiro.

“While these initiatives temporarily impacted shipment timing and near-term financial performance during the quarter, we believe these investments strengthened the Company’s manufacturing foundation and better positioned us to support future growth more efficiently as manufacturing utilization improves.

“As of quarter end, the Company had approximately $1.2 million of expected future revenue represented by customer deposits and open wholesale sales orders associated with delayed shipments during the manufacturing transition period. We have already begun shipping these orders and expect fulfillment activities to continue improving during the current quarter.

“We also enhanced manufacturing management and operational planning processes to support the continued scaling of production operations. During the quarter, we expanded operational oversight within management and added additional manufacturing leadership experience to support production scaling initiatives, future product launches, and enhanced manufacturing execution.

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“In April, we hired a new head of manufacturing with more than 20 years of production and operational leadership experience to support manufacturing scalability and future operational growth initiatives. Management believes the operational improvements implemented during the quarter further position the Company to support higher-volume production requirements associated with larger distribution opportunities, including potential OEM and international channel relationships.

“At the 2026 PGA Show in January, we introduced the Fast Motion fairway wood shaft and hybrid shafts, which are expected to launch commercially in the third quarter of 2026. These product introductions expand the Newton Motion platform into additional club categories and further extend the Company’s DOT fitting system across the golf bag. The DOT system is designed to provide golfers with consistent shaft fitting characteristics across driver, fairway wood, and hybrid configurations, which management believes may improve fitting consistency and increase multi-shaft adoption.

“Management believes expanding the Newton Motion platform into additional club categories may increase average revenue opportunities per customer and improve marketing efficiency by leveraging existing customer acquisition investments across a broader product lineup.

“More than 60 professional golfers currently play Newton Motion and Fast Motion shafts across PGA TOUR, PGA TOUR Champions, LPGA, and Korn Ferry Tours, supporting continued brand awareness and fitting adoption among golfers and professional club fitters.

“In addition to expanding our product lineup, we strengthened our international presence through an exclusive distribution agreement with VC Inc. (VOICE CADDIE) for wholesale and retail distribution in South Korea. VOICE CADDIE brings established distribution capabilities and market knowledge in one of the world’s leading premium golf equipment markets. We have received a $136,000 order from the distributor during the quarter, which was more than the minimum order requirement under the distribution partnership, and we expect revenue from this order to be realized in the second quarter of 2026.

“Looking ahead, we anticipate the operational scaling initiatives implemented during the quarter to be substantially completed during the current quarter. As fulfillment activities and production volumes normalize, we expect to benefit from improved manufacturing efficiencies, increased utilization, and more stable production planning. Management expects manufacturing utilization and production efficiency to improve as these initiatives are completed, which may support improved operating leverage in future periods.

“Management believes the operational initiatives completed during the quarter may support improved manufacturing leverage and scalability as production volumes increase and the Company expands distribution across direct-to-consumer, professional fitting, retail, international, and potential OEM channels.

“We believe Newton Golf remains in the early stages of scaling its shaft platform across direct-to-consumer, professional fitting, retail, international, and potential OEM distribution channels.

“Following record net sales growth in 2025, we believe the Company remains positioned to continue expanding brand awareness, product adoption, and distribution opportunities as fulfillment activities improve and new product introductions expand across additional club categories.

“While the operational initiatives implemented during the first quarter temporarily impacted near-term financial performance, management believes these investments strengthened the Company’s operational foundation, enhanced production scalability, expanded the Newton Motion platform, and better positioned the Company to support future growth opportunities across both existing and emerging distribution channels.

“Management also expects the expanded product lineup and broader distribution footprint to support higher revenue opportunities per customer as adoption of the Newton Motion platform continues to expand.”

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Q1 2026 Financial Summary

Revenue in the first quarter of 2026 totaled $1.0 million, down 18% from $1.2 million in the prior-year quarter. The decrease primarily reflected temporarily reduced manufacturing capacity and delayed order fulfillment associated with operational initiatives implemented during the quarter to support future growth opportunities. Direct-to-consumer (DTC) customer deposits totaled $0.9 million and open wholesale sales orders totaled $0.3 million at quarter end, which collectively represent $1.2 million of expected future revenue upon shipment of the related orders. The increase in customer deposits reflects continued customer demand, including advance payments associated with orders delayed during the manufacturing transition period.

Gross profit totaled $628,000, or 63% of net sales, in the first quarter as compared to $852,000, or 70% of net sales, in the prior-year quarter. The decrease is primarily attributed to temporary production inefficiencies during the quarter, which adversely affected gross profit as fixed production costs were absorbed over lower production volumes.

Total operating expenses increased 15% to $3.2 million compared to $2.8 million in the prior-year quarter. The increase primarily reflected approximately $0.2 million of bonus accruals and higher labor and manufacturing-related costs associated with temporary production inefficiencies during the quarter, as well as research and development activities supporting operational scaling initiatives.

Sales and marketing expenses were reduced during the quarter as the Company aligned demand generation activities with temporarily reduced manufacturing capacity rather than underlying demand conditions.

The increase in total operating expenses was partially offset by a reduction of approximately $0.2 million in sales and marketing expenses and approximately $0.1 million in professional services expenses.

Net loss for the first quarter of 2026 totaled $2.7 million or ($0.58) per share, compared to a net loss of $0.5 million or ($0.55) per share in the prior-year quarter.

Cash and cash equivalents totaled $593,000 at March 31, 2026. Subsequent to quarter end, the Company issued an additional $850,000 of convertible notes to unrelated third-party investors pursuant to the previously disclosed securities purchase agreement dated March 16, 2026. The notes were issued together with corresponding warrants to purchase shares of the Company’s common stock on substantially similar terms to those previously disclosed. Management is also evaluating initiatives intended to strengthen the Company’s balance sheet and stockholders’ equity in connection with maintaining compliance with Nasdaq continued listing requirements.

Conference Call

Newton Golf will hold a conference call later today to discuss results for the first quarter of 2026 results, including a question-and-answer period.

Date: Thursday, May 14, 2026

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: 1-877-407-0752

International dial-in number: 1-201-389-0912

Webcast (live and replay): here

Conference ID: 13760017

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Participants may dial in using the numbers above and ask to be joined to the call or click the Call me™ link for instant telephone access to the event. Participants may submit questions via the webcast player in advance of the call.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you require any assistance connecting to the call, please contact Encore at 1-949-432-7450.

A replay of the call will be available approximately three hours after the call and will remain available through May 28, 2026.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13760017

About Newton Golf

At Newton Golf, we apply the principles of physics to the design and performance of premium golf equipment. Formerly known as Sacks Parente, our rebranding reflects our commitment to innovation inspired by Sir Isaac Newton, the father of physics. By applying Newtonian principles to every aspect of our design process, we create precision-engineered golf equipment including Newton Motion shafts and Gravity putters that deliver unmatched stability, control, and performance. Our mission is to empower golfers with scientifically advanced tools that maximize consistency and accuracy, ensuring every swing is backed by the laws of physics. For more information, visit newtongolf.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or the future financial performance of Newton Golf Company (the “Company”) and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements.

In some cases, forward-looking statements can be identified by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “projects,” “potential,” or similar expressions. These forward-looking statements include, but are not limited to, statements regarding the Company’s ability to support working capital needs, operational scaling initiatives, and future growth opportunities, growth strategy, product innovation and development, expansion of distribution channels, brand adoption among professional fitters and golfers, anticipated market opportunities, and future business prospects.

These forward-looking statements reflect the Company’s current expectations and projections based on information available as of the date of this release and are subject to a number of risks and uncertainties, including, but not limited to, general economic and business conditions; changes in consumer demand and industry trends; competition in the golf equipment market; the Company’s ability to execute its strategic initiatives; supply chain disruptions; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

The Company cautions investors that forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The Company undertakes no obligation to update or revise any forward-looking statements, except as required by law.

Company Contact:

Jeff Clayborne

CFO and COO

Tel (855) 563-9866

Email Contact

Investor Relations Contact:

Ron Both or Grant Stude

Encore Investor Relations

Tel (949) 432-7557

Email Contact

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NEWTON GOLF COMPANY, INC.

CONDENSED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2026 and 2025

(Unaudited)

(Amounts rounded to nearest thousand, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025

Net Sales	$991,000	$1,210,000
Cost of goods sold	363,000	358,000
Gross profit	628,000	852,000

Operating expenses
Selling, general and administrative expenses	2,895,000	2,541,000
Research and development	348,000	282,000
Total operating expenses	3,243,000	2,823,000

Loss from operations	(2,615,000)	(1,971,000)

Interest / (expense) income, net	(2,000)	45,000
Amortization of debt discount	(2,000)	-
Change in fair value of warrant liabilities	(40,000)	1,401,000
Net loss	$(2,659,000)	$(525,000)

Loss per share – basic and diluted	$(0.58)	$(0.55)

Weighted average number of shares outstanding – basic and diluted	4,592,063	953,959

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NEWTON GOLF COMPANY, INC.

CONDENSED BALANCE SHEETS

(Amounts rounded to nearest thousand, except share and per share amounts)

	March 31, 2026	December 31, 2025
	(Unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$593,000	$1,298,000
Accounts receivable, net of allowance for doubtful accounts of $69,000 and $69,000, respectively	75,000	102,000
Inventory, net of reserve for obsolescence of $121,000 and $135,000, respectively	605,000	374,000
Prepaid expenses and other current assets	263,000	413,000
Total Current Assets	1,536,000	2,187,000

Property and equipment, net	888,000	880,000
Right-of-use asset, net	75,000	84,000
Software licensing agreement, net	17,000	25,000
Deferred offering costs	120,000	123,000
Total Assets	$2,636,000	$3,299,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current Liabilities:
Accounts payable and accrued expenses	$1,912,000	$1,428,000
Customer deposits	929,000	75,000
Lease liability, current	41,000	40,000
Software licensing obligation, current	27,000	41,000
Warrant Liability	785,000	745,000
Total Current Liabilities	3,694,000	2,329,000

Lease obligations – noncurrent	34,000	44,000
Convertible Debt – related party, net	429,000	-
Software licensing fee obligation, net of current	-	-
Total Liabilities	4,157,000	2,373,000

Commitments and Contingencies

Stockholders’ Equity (Deficiency):
Preferred stock $.01 par value, 5,000,000 shares authorized, no shares issued and outstanding, respectively	-	-
Common stock, $.01 par value, 45,000,000 shares authorized, 4,592,063 shares issued and outstanding	45,000	45,000
Additional paid-in-capital	29,182,000	28,970,000
Accumulated deficit	(30,748,000)	(28,089,000)
Total Stockholders’ (Deficiency) Equity	(1,521,000)	926,000

Total Liabilities and Stockholders’ (Deficiency) Equity	$2,636,000	$3,299,000

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